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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest reported event): August 16, 2002




                             Entrada Networks, Inc.
             (Exact name of registrant as specified in its charter)




                                    000-26952
                            (Commission File Number)



                           DELAWARE                                                33-0676350
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)


                       12 Morgan, Irvine, California 92618
             (Address of principal executive offices, with zip code)



                                 (949) 588-2070
              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

On August 15, 2002, we signed a definitive agreement to acquire Savant Consulting Group, Inc., a New Jersey-based provider of outsourced information technology solutions. The acquisition is subject to the approval of the shareholders of Entrada Networks. In consideration with Savant's parent, DBW, Inc., a Delaware corporation, DBW's shareholder HandsOn Ventures, a Santa Monica, California based venture capital firm, will receive common and Series B preferred shares of Entrada Networks. The Series B Convertible Preferred Stock will have a liquidation value of $5,000,000. The common stock will have a value of $1,000,000 and will be payable in four installments over one year. The purchase price can increase by up to an additional $3,400,000, based upon the performance of Savant after the closing. In the event that all the Series B Convertible Preferred Stock is converted into common stock, HandsOn Ventures, Inc. will own approximately 70% of our shares.

Savant, which is a preferred vendor to a number of Fortune 500 companies, was founded in 1997. Savant achieved net revenues of $5.6 million during the quarter ended March 31, 2002, and $17.3 million for the year ended December 31, 2001. For the fiscal quarter ended April 30, 2002 and the fiscal year ended January 31, 2002, Entrada Networks achieved net revenues of $3.2 million and $13.3 million, respectively.

This merger is subject to the approval of our shareholders, the receipt of a fairness opinion, and other customary closing conditions. One of the principals of DBW, Inc. and HandsOn Ventures, Inc. is the brother of our Chairman and Chief Executive Officer.


ITEM 7. Financial Statements and Exhibits.

        (a) To be filed by amendment.
        (b) Not applicable
        (c) Exhibits

        Exhibit No.           Description
       ------------          -------------
           2.1               Agreement and Plan of Merger with Exhibits A & B
          99.5               Press Release Issued August 16, 2002

About Entrada Networks

Entrada Networks currently has three wholly owned subsidiaries that focus on developing and marketing products in the storage networking and network connectivity industries. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Rixon's focus is on two- and four-port cards and drivers for highly specialized applications. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. The Torrey Pines subsidiary specializes in the design & development of SAN transport switching products. Entrada Networks is headquartered in Irvine, CA. www.entradanetworks.com.

Safe Harbor

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following factors: 1) the ability of the Company to generate the cash flow from operations, or raise additional capital necessary to finance its ongoing businesses; 2) the ability of the Company to develop or acquire new profitable lines of business and to attract and retain management to lead this effort; 3) the continuing market acceptance of the legacy products which account for all of the Company's current revenues; 4) the ability of the Company to generate revenues from its research and development efforts in the SAN space; 5) The much greater financial and other resources of Entrada Networks' many well-entrenched competitors; 6) the adoption of technology standards different from those under which Entrada is prepared to deliver products; 7) the successful completion of the merger described herein and assimilation of Savant Consulting Group into Entrada Networks; 8) changes in the market for outsourced IT Services, which could have an adverse effect on the financial performance of Savant Consulting Group; and 9) such other factors as are set forth in Entrada's annual report on Form 10-K, filed May 1, 2002, and in the reports previously filed by Entrada's former Parent, Sorrento Networks Corporation or Sync Research with the U.S. Securities and Exchange Commission, including but not limited to the Reports of Sync Research, Inc., filed in connection with its merger with Entrada on Form S-4 and S-4/A.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ENTRADA NETWORKS, INC.
Date: August 16, 2002



                                                     /s/ Davinder Sethi
                                                     ------------------------
                                                     Davinder Sethi, Ph.D.
                                                     Chief Financial Officer
                                                     Chief Accounting Officer